Exhibit 21

SUBSIDIARIES OF IDEX CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION
ADS Environmental Services Pty Limited	Australia
Fast and Fluid Management Australia Pty., Ltd.	Australia
Knight Equipment Pty Ltd.	Australia
Matcon Pacific Pty Limited	Australia
IDEX Holdings GmbH	Austria
iPEK Spezial TV GmbH	Austria
BarbIDEX International SRL	Barbados
Toptech Systems NV	Belgium
IDEX do Brasil Servicos e Vendas Ltda.	Brazil
ADS Environmental Technologies Inc.	Canada
Fluid Management Canada Inc.	Canada
Knight (Canada) Limited	Canada
Quadro Engineering Corp.	Canada
Viking Pump of Canada, Inc.	Canada
IDEX Dinglee Technology (Tianjin) Co., Ltd.	China
IDEX Precision Products (Suzhou) Co., Ltd	China
IDEX Technology (Suzhou) Co., Ltd.	China
IDEX Trading (Shanghai) Co., Ltd	China
Richter EP (Nanjing) Co. Ltd.	China
SFC KOENIG Flow Control (Suzhou) Co. Limited	China
SFC Trading Co. Ltd. Beijing	China
ADS Corp.	Delaware, USA
ADS LLC	Delaware, USA
Advanced Thin Films, Inc.	Delaware, USA
Akron Brass Company	Delaware, USA
Band-It-IDEX, Inc.	Delaware, USA
Corken, Inc.	Delaware, USA
CVI Laser, LLC	Delaware, USA
Fluid Management Operations LLC	Delaware, USA
Fluid Management, Inc.	Delaware, USA
FM Delaware, Inc.	Delaware, USA
FM Investment, Inc.	Delaware, USA
Hale Products, Inc.	Delaware, USA
IDEX Health & Science LLC	Delaware, USA
IDEX Holdings, Inc.	Delaware, USA
IDEX MPT Inc.	Delaware, USA
IDEX Service Corp.	Delaware, USA
Knight LLC	Delaware, USA
Knight, Inc.	Delaware, USA
Liquid Controls LLC	Delaware, USA
Microfluidics International Corporation	Delaware, USA

SUBSIDIARY	JURISDICTION OF INCORPORATION
Micropump, Inc.	Delaware, USA
Nova Technologies Corporation	Delaware, USA
Project Gold Acquisition Corp.	Delaware, USA
Pulsafeeder, Inc.	Delaware, USA
Richter Pumps & Valves Inc.	Delaware, USA
RV Acquisition Corp.	Delaware, USA
SFC Koenig LLC	Delaware, USA
Viking Pump, Inc.	Delaware, USA
Warren Rupp, Inc.	Delaware, USA
Wright Flow Technologies, Inc.	Delaware, USA
Band-It A/S	Denmark
Toptech Systems, Inc.	Florida, USA
FAST & Fluid Management France SARL	France
IDEX SAS	France
AWG Fittings GmbH	Germany
IDEX Europe GmbH	Germany
IDEX Leasing GmbH	Germany
iPEK International GmbH	Germany
LUKAS Hydraulik GmbH	Germany
Melles Griot GmbH	Germany
PP AWG GmbH	Germany
Richter Chemie-Technik GmbH	Germany
SFC Koenig Beteilgungs GmbH	Germany
SFC KOENIG GmbH	Germany
thinXXS Microtechnology AG	Germany
Vetter GmbH	Germany
KVT-KOENIG Holding Limited	Hong Kong
IDEX Sourcing Corporation	Illinois, USA
IDEX India Private Limited	India
Banjo Corporation	Indiana, USA
IDEX Pump Technologies (Ireland) Limited	Ireland
Alfa Valvole S.r.l.	Italy
Banjo Europe S.r.l.	Italy
FAST & Fluid Management S.r.l.	Italy
IDEX Italy S.r.l.	Italy
Novotema S.p.A	Italy
OBL Srl	Italy
S.A.M.P.I. S.p.A.	Italy
IDEX Health & Science KK	Japan
IDEX Japan GK	Japan
IDEX Korea, Ltd	Korea
AEGIS Flow Technologies, L.L.C.	Louisiana, USA
IDEX Mexico S.A. de C.V.	Mexico
Gast Manufacturing, Inc.	Michigan, USA
Fast & Fluid Management B.V.	Netherlands

SUBSIDIARY	JURISDICTION OF INCORPORATION
Melles Griot B.V.	Netherlands
Hurst Jaws of Life, Inc.	Pennsylvania, USA
Fast & Fluid Management Eastern Europe Sp. Z O.O.	Poland
Band-It Clamps (Asia) Pte., Ltd.	Singapore
IDEX Asia Pacific Pte. Ltd.	Singapore
IDEX Sweden AB	Sweden
SFC Koenig AG	Switzerland
XAM Holding I GmbH	Switzerland
PPE, LLC	Texas, USA
IDEX Middle East FZE	United Arab Emirates
Band-It Company Limited	United Kingdom
CVI Laser Limited	United Kingdom
FTL Seals Technology Limited	United Kingdom
Gast Group Limited	United Kingdom
Godiva Limited	United Kingdom
Godiva Products Limited	United Kingdom
Hale Products Europe Limited	United Kingdom
IDEX UK Investment Limited	United Kingdom
IDEX UK Ltd.	United Kingdom
Knight UK Limited	United Kingdom
Matcon (R&D) Limited	United Kingdom
Matcon Group Limited	United Kingdom
Matcon Limited	United Kingdom
Precision Polymer Engineering Limited	United Kingdom
Seals Limited	United Kingdom
Wright Flow Technologies Limited	United Kingdom
Trebor International, Inc.	Utah, USA